EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-257069 on Form S-3 of our report dated February 25, 2022, relating to the financial statements of MidAmerican Energy Company, appearing in the Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 23, 2023